EXHIBIT 99

LODGENET ENTERTAINMENT CORPORATION

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

     Each of the undersigned, Scott C. Petersen and Gary H. Ritondaro, the Chief Executive Officer and the Chief Financial Officer, respectively, of LodgeNet Entertainment Corporation (the “Company”), individually and not jointly, has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Annual Report of the Company’s 401(k) Plan (the “Plan”) on Form 11-K for the year ended December 31, 2002 (the “Report”).

     Each of the undersigned hereby certifies that:

•	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

     IN WITNESS WHEREOF, each of the undersigned has executed this Certification as of the 30 day of June, 2003.

/s/ Scott C. Petersen Scott C. Petersen Chief Executive Officer

/s/ Gary H. Ritondaro Gary H. Ritondaro Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to LodgeNet Entertainment Corporation and will be retained by LodgeNet Entertainment Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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